EXHIBIT 12.1
                                                                   ------------
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

                BELMAC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                                                   For the
                                                       For the Fiscal Year       Six  Months      For the Fiscal Year  For the Nine
                                                             Ended                  Ended               Ended          Months Ended
                                                            June 30,             December 31,        December 31,     September 30,
                                                  --------------------------     -----------       ----------------   -------------
                                                  1990       1991       1992         1992          1993        1994       1995
                                                  ----       ----       ----         ----          ----        ----       ----
Income (Loss) from continuing operations
   before provision for income taxes per
   Consolidated Statement of Operations        ($2,493)   ($2,476)   ($10,468)     ($19,531)    ($10,236)    ($3,578)   ($1,519)
Add:
   Portion of rents reprsentative of
     the interest factor                            24         26          47            83          226         144        114
   Interest on indebtednesss                        11          8         427           205          271         423        215
   Amortization of debt expense                      0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
     Income (Loss) as adjusted                 ($2,458)   ($2,442)    ($9,994)     ($19,243)     ($9,739)    ($3,011)   ($1,190)
                                              ========   ========    ========     =========     ========    ========   ========
Fixed Charges:
   Interest on indebtedness:
     Belmac Corporation and consolidated
        subsidiaries                               $11         $8        $427          $205         $271        $423       $215
     Unconsolidated subsidiaries                     0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
                                                    11          8         427           205          271         423        215
        Less intercompany interest                   0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
                                  (1)               11          8         427           205          271         423        215
                                              --------   --------    --------     ---------     --------    --------   --------
Amortization of debt expense      (2)                0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
Capitalized interest              (3)                0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
Rents:
   Belmac Corporation and consolidated
     subsidiaries                                   71         77         141           249          679         432        343
   Unconsolidated subsidiaries                       0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
                                                    71         77         141           249          679         432        343
     Less intercompany rents                         0          0           0             0            0           0          0
                                              --------   --------    --------     ---------     --------    --------   --------
                                                    71         77         141           249          679         432        343
                                              --------   --------    --------     ---------     --------    --------   --------
   Portion of rents representative of
     interest factor              (4)               24         26          47            83          226         144        114
                                              --------   --------    --------     ---------     --------    --------   --------
   Fixed charges (1)+(2)+(3)+(4)                   $35        $34        $474          $288         $497        $567       $329
                                              ========   ========    ========     =========     ========    ========   ========
Ratio of earnings to fixed charges            -70.2286   -71.8235    -21.0844       -66.816     -19.5956    -5.31041  -3.617021
                                              ========   ========    ========     =========     ========    ========   ========

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